Exhibit 10.3

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of April 23, 2012, is made by LANDEC CORPORATION, a Delaware corporation ( “Pledgor”), in favor of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as agent (in such capacity, “Agent”), for the benefit of Secured Parties (as defined in the Credit Agreement), from time to time party to the Credit Agreement referred to below.

RECITALS

A.           Pursuant to the Credit Agreement dated as of April 23, 2012 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among by Apio, Inc., a Delaware corporation (“Apio”), Cal Ex Trading Company, a Delaware corporation (“Cal Ex”), GreenLine Logistics, Inc., an Ohio corporation (“GLI”) (Apio and Cal Ex being referred to collectively as “Borrowers” and individually as a “Borrower”), the several financial institutions from time to time party thereto (collectively, the “Lenders”) and Agent, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein.

B.           Pledgor is the record and beneficial owner of the shares of Stock (as defined in the Credit Agreement) of Apio listed as owned by it on Schedule I hereto.  As such, Pledgor will derive substantial direct and indirect benefits from the making of the extensions of credit under the Credit Agreement.

C.           In order to induce Agent and Lenders to enter into the Credit Agreement and the other Loan Documents and to induce Lenders to make the financial accommodations as provided for in the Credit Agreement, Pledgor has agreed to pledge the Pledged Collateral (as hereinafter defined) to Agent, for the benefit of Secured Parties, in accordance herewith.  These Recitals shall be construed as part of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and Agent agree as follows:

1.           Definitions.  Unless otherwise defined herein, capitalized terms or matters of construction defined or established in the Credit Agreement shall be applied herein as defined or established therein, and the following terms shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Additional Stock” shall have the meaning assigned to it in Section 2.

“Pledged Collateral” shall have the meaning assigned to it in Section 2.

“Pledged Stock” shall mean those shares of or interests in Stock listed in Schedule I.

“Secured Obligations” shall have the meaning assigned to it in Section 3.

“Uniform Commercial Code Jurisdiction” means any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

2.           Pledge.  Pledgor hereby pledges, grants, bargains, assigns, transfers, conveys, mortgages and hypothecates to Agent, for the benefit of Secured Parties, a first priority Lien on all of its right, title and interest in and to all of the following (collectively, the “Pledged Collateral”):

(a)           the Pledged Stock and the certificates, if any, representing the Pledged Stock, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock;

(b)           any additional shares of or interests in Stock of Apio from time to time acquired by it in any manner after the date hereof (which shares or interests shall be deemed to be part of the Pledged Stock owned by Pledgor) (collectively, the “Additional Stock”), and the certificates, if any, representing such Additional Stock, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Stock; and

(c)           to the extent not otherwise included, all proceeds and products of any and all of the foregoing.

3.           Security for Obligations.

(a)           This Agreement secures, and the Pledged Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of the Obligations, including all obligations of Pledgor now or hereafter existing under this Agreement, together with all fees, costs and expenses whether in connection with collection actions hereunder or otherwise in connection with the Obligations (collectively, the “Secured Obligations”).

(b)           Notwithstanding any contrary term or provision contained herein, Agent’s and Lenders’ sole recourse against Pledgor shall be limited to the Pledged Collateral pledged by each of them hereunder, and Pledgor shall not have any personal liability hereunder in the event that the Pledged Collateral proves to be insufficient to satisfy the Secured Obligations.

4.           Limitations on Agent’s Obligations.  Agent shall not have any obligation or liability by reason of or arising out of this Agreement or the receipt by Agent of any payment relating to any Pledged Collateral pursuant hereto (other than to return all or a portion of such payment if either Agent or Pledgor would be required by law to do so), nor shall Agent be obligated in any manner to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to Agent or to which it may be entitled at any time or times, pursuant to this Agreement.

5.           Delivery of Pledged Collateral.  All stock certificates and other instruments evidencing the Pledged Collateral shall, from time to time, be delivered to and held by or on behalf of Agent, for the benefit of Secured Parties, pursuant hereto.  All Pledged Stock shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Agent.

6.           Representations and Warranties.  Pledgor represents and warrants to Agent that:

(a)           Pledgor is, and at the time of delivery of the Pledged Stock to Agent will be, the sole holder of record and the sole beneficial owner of the Pledged Collateral free and clear of any Lien thereon or affecting the title thereto, except for any Lien created by this Agreement or the other Loan Documents;

(b)           All of the Pledged Stock owned by Pledgor has been duly authorized, validly issued and is fully paid and nonassessable;

(c)           Pledgor has the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral pledged by it to Agent as provided herein;

(d)           None of the Pledged Stock has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

(e)           Pledgor is the sole owner of the Pledged Stock and the Pledged Stock is presently represented by the certificates listed in Schedule I.  As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Stock pledged by Pledgor hereunder;

(f)           Other than this Agreement, Pledgor is not subject to any voting agreement or any other agreement in respect of its rights in connection with the Pledged Stock;

(g)           No consent, approval, authorization or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by it, or (ii) for the exercise by Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally;

(h)           The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement, together with the filing of appropriate UCC financing statements describing the Pledged Collateral with the Secretary of State of the jurisdiction identified as Pledgor’s jurisdiction on Schedule III hereto, will create a valid first priority Lien on and a first priority perfected security interest in favor of Agent, for the benefit of Secured Parties, upon the Pledged Collateral and the proceeds thereof, securing the payment of the Secured Obligations, subject to no other Lien except for any Lien created by this Agreement or the other Loan Documents;

(i)           This Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ right generally or by equitable principles relating to enforceability;

(j)           The Pledged Stock constitutes such percentage of the issued and outstanding shares of Stock of Apio as is listed in Schedule I; and

(k)           Pledgor’s name, jurisdiction of organization and organizational number is as stated in Schedule III hereto.

The representations and warranties set forth in this Section 6 shall survive the execution and delivery of this Agreement.

7.           Covenants.  Pledgor covenants and agrees that:

(a)           Without the prior written consent of Agent, it will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to any Pledged Collateral, or any unpaid dividends, interest or other distributions or payments with respect to the Pledged Collateral;

(b)           Pledgor will, at its expense, upon the request of Agent, promptly take all actions deemed necessary or desirable by Agent, from time to time, in order to protect and perfect and maintain the validity, effectiveness and priority of the Lien in favor of Agent, for the benefit of Secured Parties, upon the Pledged Collateral, including the filing of any necessary UCC financing statements or the equivalent, which may be filed by Agent without the signature of Pledgor, and will cooperate with Agent, at Pledgor’s expense, in obtaining all necessary approvals and making all necessary filings under federal, state, local or foreign law in connection with such Liens or any sale or transfer of the Pledged Collateral;

(c)           Pledgor has and will defend the title to the Pledged Collateral and the Liens of Agent in the Pledged Collateral against the claim of any Person and will maintain and preserve such Liens;

(d)           Pledgor will, upon obtaining ownership of any Additional Stock or any other instruments received, receivable or otherwise distributed in respect of or in exchange for any Pledged Stock (and in any event within three Business Days after it acquires any such Additional Stock or other instruments) deliver to Agent a Pledge Amendment, duly executed by Pledgor, in substantially the form of Schedule II (each, a “Pledge Amendment”), in respect of any such Additional Stock or other instruments, pursuant to which Pledgor shall deliver and pledge to Agent all of such Additional Stock or other instruments.  Pledgor hereby authorizes Agent to attach each such Pledge Amendment to this Agreement and agrees that all Pledged Stock listed in any such Pledge Amendment and delivered to Agent concurrently with Pledgor’s delivery of such Pledge Amendment shall for all purposes hereunder be considered Pledged Collateral;

(e)           Pledgor shall comply in all respects with the terms and conditions of all contracts and agreements relating to the Pledged Collateral, none of which may be amended, supplemented or otherwise modified by Pledgor without the prior written consent of Agent; and

(f)           Pledgor will not change its jurisdiction of incorporation without first giving Agent ten days’ written notice thereof.

8.           Pledgor’s Rights.  So long as no Event of Default shall have occurred and be continuing and until written notice shall be given to Pledgor in accordance with Section 9(a):

(a)           Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral pledged by it hereunder or any part thereof for all purposes not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document; provided, that no vote shall be cast, and no consent shall be given or action taken, that would have the effect of impairing the position or interest of Agent in respect of the Pledged Collateral or that would authorize, effect or consent to (unless and to the extent expressly permitted by the Credit Agreement):

(i)           the dissolution, liquidation or winding down of affairs, in whole or in part, of Apio;

(ii)          the consolidation or merger of Apio with any other Person;

(iii)         the sale, disposition or encumbrance of all or substantially all of the assets of Apio, except for Liens in favor of Agent;

(iv)         (A) any change in the authorized number of shares, the stated capital or the authorized share capital of, or the interests in, Apio, or (B) the issuance of any additional shares of or interests in Stock of Apio; or

(v)          the alteration of the voting rights with respect to the Pledged Stock.

(b)           Pledgor shall be entitled, from time to time, to collect and receive for its own use all cash dividends, distributions and interest paid in respect of the Pledged Stock pledged by it hereunder to the extent not in violation of the Credit Agreement, except for any and all: (i) dividends, distributions and interest paid or payable other than in cash in respect of the Pledged Collateral, instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, the Pledged Collateral; (ii) dividends and other distributions paid or payable in cash in respect of the Pledged Stock in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of Apio; and (iii) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral; provided, that until actually paid all rights to such distributions shall remain subject to the Lien in favor of Agent created by this Agreement and the other Loan Documents.

(c)           All dividends, distributions and interest (other than such cash dividends, distributions and interest as are permitted to be paid to Pledgor in accordance with clause (b) above) in respect of any of the Pledged Stock whenever paid or made, shall be delivered to Agent to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Agent, for the benefit of Secured Parties, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

9.           Defaults and Remedies; Proxy.

(a)           Upon the occurrence and during the continuation of any Event of Default, and concurrently with written notice to Pledgor, Agent (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral pledged by Pledgor hereunder, to exchange certificates or instruments representing or evidencing the Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon, to sell in one or more sales after ten days’ notice of the time and place of any public sale or of the time at which a private sale is to take place (which notice Pledgor agrees is commercially reasonable) the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though Agent were the outright owner thereof.  Any sale shall be made at a public or private sale at Agent’s place of business, or at any place to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as Agent may deem fair, and Agent may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of Pledgor or any right of redemption.  Each sale shall be made to the highest bidder, but Agent reserves the right to reject any and all bids at such sale that, in its discretion, it shall deem inadequate.  Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of Agent.  PLEDGOR HEREBY REVOKES ALL PREVIOUS PROXIES WITH REGARD TO THE PLEDGED STOCK AND IRREVOCABLY CONSTITUTES AND APPOINTS AGENT AS THE PROXY AND ATTORNEY-IN-FACT OF PLEDGOR WITH RESPECT TO THE PLEDGED COLLATERAL PLEDGED BY PLEDGOR HEREUNDER, INCLUDING, IF ANY EVENT OF DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING, THE RIGHT TO VOTE THE PLEDGED STOCK OF PLEDGOR, WITH FULL POWER OF SUBSTITUTION TO DO SO.  THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL ALL REVOLVING LOAN COMMITMENTS HAVE BEEN TERMINATED AND ALL OBLIGATIONS HAVE BEEN PAID IN FULL IN CASH.  IN ADDITION TO THE RIGHT TO VOTE THE PLEDGED STOCK OF PLEDGOR, THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE, IF ANY EVENT OF DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING, THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED STOCK WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS, AND VOTING AT SUCH MEETINGS).  SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF THE PLEDGED STOCK ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED STOCK OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT.  NOTWITHSTANDING THE FOREGOING, AGENT SHALL NOT HAVE ANY DUTY TO EXERCISE ANY SUCH RIGHT OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO.

(b)           If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, (i) the highest bid, if there is but one sale, shall be inadequate to discharge in full all the Secured Obligations, or (ii) the Pledged Collateral is offered for sale in lots, the highest bid for the lot offered for sale at any of such sales would indicate to Agent, in its discretion, that the proceeds of the sales of the whole of the Pledged Collateral would be unlikely to be sufficient to discharge all the Secured Obligations, then Agent may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, that any sale or sales made after such postponement shall be after ten days’ notice to Pledgor.

(c)           If, following the occurrence and during the continuance of an Event of Default, Agent in its sole discretion determines that, in connection with any actual or contemplated exercise of its rights (when permitted under this Section 9) to sell the whole or any part of the Pledged Collateral hereunder, it is necessary or advisable to effect a public registration of all or part of the Pledged Collateral pursuant to the Securities Act of 1933, as amended (or any similar statute then in effect) (the “Securities Act”), then Pledgor shall, in an expeditious manner, cause Apio to:

(i)           Prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement with respect to the Pledged Collateral and in good faith use commercially reasonable efforts to cause such registration statement to become and remain effective;

(ii)          Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of the Pledged Collateral covered by such registration statement whenever Agent shall desire to sell or otherwise dispose of the Pledged Collateral;

(iii)         Furnish to Agent such numbers of copies of a prospectus and a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as Agent may request in order to facilitate the public sale or other disposition by Agent of the Pledged Collateral;

(iv)         Use commercially reasonable efforts to register or qualify the Pledged Collateral covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as Agent shall request, and do such other reasonable acts and things as may be required of Pledgor to enable Agent to consummate the public sale or other disposition by Agent in such jurisdictions of the Pledged Collateral by Agent;

(v)          Furnish, at the request of Agent, on the date that the Pledged Collateral is delivered to the underwriters for sale pursuant to such registration or, if the security is not being sold through underwriters, on the date that the registration statement with respect to the Pledged Collateral becomes effective, (A) an opinion, dated such date, of the independent counsel representing such registrant for the purposes of such registration, addressed to the underwriters, if any, and in the event the Pledged Collateral is not being sold through underwriters, then to Agent, in customary form and covering matters of the type customarily covered in such legal opinions; and (B) a comfort letter, dated such date, from the independent certified public accountants of such registrant, addressed to the underwriters, if any, and in the event the Pledged Collateral is not being sold through underwriters, then to Agent, in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters or Agent shall reasonably request.  The opinion of counsel referred to above shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as Agent may reasonably request.  The comfort letter referred to above from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as Agent may reasonably request; and

(vi)         Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but not later than 18 months after the effective date of such registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

(d)           All expenses incurred in complying with Section 9(c), including all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel for the registrant, the fees and expenses of counsel for Agent, expenses of the independent certified public accountants (including any special audits incident to or required by any such registration) and expenses of complying with the securities or blue sky laws of any jurisdictions, shall be paid by Pledgor.

(e)           If, at any time when Agent shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, the Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act (or any similar statute), then Agent may, in its discretion (subject only to applicable requirements of law), sell the Pledged Collateral or part thereof by private sale in such manner and under such circumstances as Agent may deem necessary or advisable, but subject to the other requirements of this Section 9, and shall not be required to effect such registration or to cause the same to be effected.  Without limiting the generality of the foregoing, in any such event, Agent in its discretion may (1) in accordance with applicable securities laws proceed to make such private sale notwithstanding that a registration statement for the purpose of registering the Pledged Collateral or part thereof could be or shall have been filed under the Securities Act (or similar statute), (2) approach and negotiate with a single possible purchaser to effect such sale, and (3) restrict such sale to a purchaser who is an accredited investor under the Securities Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of the Pledged Collateral or any part thereof.  In addition to a private sale as provided above in this Section 9, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Securities Act (or similar statute) at the time of any proposed sale pursuant to this Section 9, then Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

(i)           as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

(ii)          as to the contents of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof;

(iii)         as to the representations required to be made by each Person bidding or purchasing at such sale relating to such Person’s access to financial information about Pledgor and such Person’s intentions as to the holding of the Pledged Collateral so sold for investment for its own account and not with a view to the distribution thereof; and

(iv)         as to such other matters as Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Securities Act and all applicable state securities laws.

(f)           Pledgor recognizes that Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (e) above.  Pledgor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private.  Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit Apio to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if Pledgor and Apio would agree to do so.

(g)           Pledgor agrees to the maximum extent permitted by applicable law that following the occurrence and during the continuance of an Event of Default, it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and it waives the benefit of all such laws to the extent it lawfully may do so.  Pledgor agrees that he, she or it will not interfere with any right, power or remedy of Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Agent of any one or more of such rights, powers or remedies.  No failure or delay on the part of Agent to exercise any such right, power or remedy and no notice or demand that may be given to or made upon Pledgor by Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair Agent’s right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against Pledgor in any respect.

(h)           Pledgor further agrees that a breach of any of the covenants contained in this Section 9 will cause irreparable injury to Agent, that Agent shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 9 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and nstruments governing and evidencing the Secured Obligations.

10.           Waiver.  No delay on Agent’s part in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand that may be given to or made upon Pledgor by Agent with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair Agent’s right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice Agent’s rights as against Pledgor in any respect.

11.           Assignment.  Agent and any other Secured Party may assign, indorse or transfer any instrument evidencing all or any part of the Secured Obligations as provided in, and in accordance with, the Credit Agreement, and the holder of such instrument shall be entitled to the benefits of this Agreement.

12.           Termination.  Immediately following the date all Revolving Loan Commitments have been terminated and all Obligations have been paid in full in cash, Agent shall deliver to Pledgor the Pledged Collateral at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the Liens created in favor of Agent under this Agreement and the other Loan Documents and, except as otherwise provided herein, all such obligations of Pledgor hereunder shall at such time terminate.

13.           Lien Absolute.  All rights of Agent hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a)           any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

(b)           any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement,  any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

(c)           any exchange, release or non-perfection of any other Collateral or any release or amendment or waiver of, or consent to departure from any guaranty for, all or any of the Secured Obligations;

(d)           the insolvency of any Credit Party; or

(e)           any other circumstance that might otherwise constitute a defense available to, or a discharge of, Pledgor.

14.           Release.  Pledgor consents and agrees that Agent may at any time, or from time to time, in its discretion:

(a)           renew, extend or change the time of payment of, or the manner, place or terms of payment of, all or any part of the Secured Obligations; and

(b)           exchange, release or surrender all or any of the Collateral (including the Pledged Collateral), or any part thereof, by whomsoever deposited, that is now or may hereafter be held by Agent in connection with all or any of the Secured Obligations;

all in such manner and upon such terms as Agent may deem proper, and without notice to or further assent from Pledgor, it being hereby agreed that Pledgor shall be and remain bound by this Agreement irrespective of the value or condition of any of the Collateral and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Credit Agreement or any other agreement governing any Secured Obligations.  Pledgor hereby waives notice of acceptance of this Agreement, presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, and any delay by Agent or any Lender in commencing suit against any party hereto or Person liable hereon, and in giving any notice to or of making any claim or demand hereunder upon Pledgor.  No act or omission of any kind on Agent’s part shall in any event affect or impair this Agreement.

15.           Reinstatement.  This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Pledgor or Apio for liquidation or reorganization, should Pledgor or Apio become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Pledgor’s or Apio’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

16.           Notices.  All notices, demands or other communications required or made under this Agreement shall be given in writing and addressed to the party to be notified and sent to the address or facsimile number indicated for such party below, and shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one Business Day after delivery to such courier service, (iii) if delivered by mail, when deposited in the mails and (iv) if delivered by facsimile, upon sender’s receipt of confirmation of proper transmission.

Agent:	General Electric Capital Corporation 101 California Street, Suite 1500 San Francisco, CA 94111 Attention: Account Manager (Apio) Telephone: (415) 277-7423 Facsimile: (415) 944-1796
With a copy to:

General Electric Capital Corporation 12750 High Bluff Dr., Suite 200 San Diego, CA 92130 Attention: Legal Counsel Facsimile: (858) 726-6221
Pledgor:	Landec Corporation 3603 Haven Avenue Menlo Park, CA 94025 Attention: Gary Steele Facsimile: (650) 368-9818 Email: gsteele@landec.com

With a copy to:

Orrick, Herrington & Sutcliffe LLP 405 Howard Street San Francisco, CA 94105 Attention: Dolph M. Hellman, Esq. Facsimile: (415) 773-5759

The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Any party may change its address for notices hereunder by notice to each other party hereunder given in accordance with this Section 16.

17.           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

18.           No Amendment or Waiver; Cumulative Remedies.  Neither Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no amendment or waiver of any provision of this Agreement shall be valid unless in writing, signed by Agent and then only to the extent therein set forth.  A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion.  No failure to exercise nor any delay in exercising on the part of Agent or any Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.  None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Agent and Pledgor.

19.           Termination of This Agreement.  Subject to Section 15 hereof, this Agreement shall terminate upon the date all Revolving Loan Commitments have been terminated and all Obligations have been paid in full in cash.

20.           Successors and Assigns.  This Agreement and all obligations of Pledgor hereunder shall be binding upon the successors and assigns of Pledgor (including any trustee or debtor-in-possession on behalf of Pledgor) and shall, together with the rights and remedies of Agent, for the benefit of Secured Parties, hereunder, inure to the benefit of, and be enforceable by, Secured Parties, all future holders of any instrument evidencing any of the Secured Obligations and their respective successors and assigns.  No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Agent, for the benefit of Secured Parties, hereunder.  No Pledgor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Agreement.

21.           Counterparts.  This Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.  This Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Agent, electronic means, all of which shall be equally valid.

22.           GOVERNING LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  PLEDGOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, STATE OF NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN PLEDGOR, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENT, LENDERS AND PLEDGOR ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, AND, PROVIDED, FURTHER, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT.  PLEDGOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND PLEDGOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO PLEDGOR AT THE ADDRESS SET FORTH FOR IT IN SECTION 16 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

23.           WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG AGENT, LENDERS AND PLEDGOR ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

24.           Section Titles.  The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

25.           No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

26.           Advice of Counsel.  Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Section 23 and Section 24, with its counsel.

27.           Benefit of Secured Parties.  All Liens granted or contemplated hereby shall be for the benefit of Agent individually and the other Secured Parties, and all proceeds or payments realized from the Pledged Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

28.           Authorization.  Pledgor hereby irrevocably authorizes Agent at any time and from time to time to file in any filing office in any UCC Jurisdiction any initial financing statements and amendments thereto that (a) describe the Pledged Collateral and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment.  Pledgor agrees to furnish any such information to Agent promptly upon request.  Pledgor also ratifies its authorization for Agent to have filed in any Uniform Commercial Code Jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

29.           Performance By Agent.  If Pledgor fails to perform or comply with any of its agreements contained herein, Agent may in its discretion perform or comply, or otherwise cause performance or compliance, with such agreement, and (a) the expenses of Agent incurred in connection with such performance or compliance, and (b) at the election of Agent (confirmed by written notice from Agent to Borrowers), interest on such expenses of Agent at the Default Rate that would be applicable to a Loan comprised of a Base Rate Loan, shall be payable by Pledgor to Agent within five days after written demand and shall constitute a part of and be included in the Secured Obligations.

30.           Reasonable Care.  Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which Agent accords its own property of the same type, or if it appoints an agent to hold the Pledged Collateral on its behalf and such agent agrees to be bound by a similar standard of care, it being understood that neither Agent nor such agent shall have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not Agent or such agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

31.           Continuing Security Interest.  This Agreement shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until the date all Revolving Loan Commitments have been terminated and all Obligations have been paid in full in cash.

32.           Suretyship Waivers.  In addition to any other waivers contained herein, Pledgor waives, agrees and acknowledges as follows and waives any defense based upon or arising from the following:

(a)           The obligations of Pledgor hereunder are the immediate, direct, primary and absolute liabilities of Pledgor, and are independent of, and not co-extensive with, the Obligations or the obligations of any other Person.  Pledgor expressly waives any right it may have now or in the future to direct or affect the manner or timing of Agent’s enforcement of its rights or remedies hereunder or under the other Loan Documents.  Pledgor expressly waives any right it may have now or in the future to require Agent to, and Agent shall not have any liability to, first pursue or enforce its rights and remedies against Borrower, any other guarantor of the Obligations, any of the properties or assets of Borrower or such other guarantor, the Collateral or any other security, guaranty or pledge that may now or hereafter be held by Agent for the Secured Obligations, or to apply such security, guaranty, or pledge to the Secured Obligations.  Pledgor shall remain liable for its obligations hereunder, notwithstanding any judgment Agent may obtain against Borrower, any other guarantor of the Obligations, or any other Person, or any modification, extension or renewal with respect thereto.  Agent shall not be under any liability or obligation to marshal any assets in favor of Pledgor or in payment of any or all of the Secured Obligations, all of which are hereby expressly waived.

(b)           Pledgor has entered into this Agreement based solely upon its independent knowledge of the financial condition of Borrower, and Pledgor assumes full responsibility for obtaining any further information with respect to Borrower or the conduct of its business.  Pledgor represents that it is now, and during the term of this Agreement will be, responsible for ascertaining the financial condition of Borrower.  Pledgor hereby waives any duty on the part of Agent to disclose to it, and agrees that it is not relying upon or expecting Agent to disclose to it, any fact known or hereafter known by Agent relating to the operation or condition of Borrower or its business or relating to the existence, liability, or financial condition of any other guarantor of the Obligations.  Pledgor knowingly accepts the full range of risk encompassed in a contract of pledge, which risk includes the possibility that Borrower may incur Obligations after Borrower’s financial condition or ability to pay debts as they mature has deteriorated.

(c)           Except as specifically provided in this Agreement or applicable law, Pledgor waives, to the fullest extent permitted by applicable law:  (i) notice of the acceptance by Agent of this Agreement; (ii) notice of the existence, creation, payment, nonpayment, performance or nonperformance of all or any part of the Secured Obligations; (iii) presentment, demand and protest and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of the Loan Documents, notes, commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which Pledgor may be liable in any way, and hereby ratifies and confirms whatever Agent may do in this regard in accordance with the terms of the Loan Agreement and the other Loan Documents; (iv) all rights to notice and a hearing prior to Agent’s taking possession or control of, or to Agent’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies; (v) all rights to receive notices from Agent with respect to, or otherwise sent to, Pledgor or any guarantor; (vi) the benefit of all valuation, appraisal, stay, extension, redemption and exemption laws; (vii) the benefit of any law purporting to reduce Pledgor’s obligation in proportion to the principal obligation hereby secured; (viii) the benefit of any law purporting to exonerate Pledgor’s obligation upon performance or an offer of performance of the principal obligation; (ix) notice of any extension, modification, renewal, or amendment of any of the terms of any Loan Documents; (x) notice of the occurrence of any Default or Event of Default; and (xi) notice of any exercise or non-exercise by Agent of any right, power, or remedy with respect to the Secured Obligations or the Collateral.

(d)           If Agent, under applicable law, may proceed to realize its benefits under any Loan Document providing for a Lien upon any Collateral, whether owned by Borrower or by any other Person, either by judicial foreclosure or by nonjudicial sale or enforcement, then Agent, at its sole option, may determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Agreement.

(e)           Pledgor represents that the Secured Obligations are and shall be incurred by Borrower for business and commercial purposes only.  Pledgor undertakes all the risks encompassed in the Loan Documents as they may be now or are hereafter agreed upon by Agent and Borrower.  Prior to the date all Revolving Loan Commitments have been terminated and all Obligations have been paid in full in cash, Agent, in such manner and upon such terms and at such times as it deems best, and with or without notice to Pledgor, may release, add, subordinate or substitute security for the Secured Obligations.

(f)           A separate action or actions may be brought and prosecuted against Pledgor whether or not an action is brought against Borrower, or whether Borrower is joined in any such action or actions.

33.           Waivers Under Statutes.  Pledgor makes the following additional waivers:

(a)           PLEDGOR WAIVES ALL RIGHTS AND DEFENSES THAT PLEDGOR MAY HAVE BECAUSE THE SECURED OBLIGATIONS ARE OR MAY BECOME SECURED BY REAL PROPERTY.  THIS MEANS, AMONG OTHER THINGS, THAT:  (a) AGENT MAY COLLECT FROM PLEDGOR WITHOUT FIRST FORECLOSING ON ANY REAL OR PERSONAL PROPERTY COLLATERAL; AND (b) IF AGENT FORECLOSES ON ANY REAL PROPERTY COLLATERAL:  (i) THE AMOUNT OF THE DEBT MAY BE REDUCED ONLY BY THE PRICE FOR WHICH THAT COLLATERAL IS SOLD AT THE FORECLOSURE SALE, EVEN IF THE COLLATERAL IS WORTH MORE THAN THE SALE PRICE; AND (ii) AGENT MAY COLLECT FROM PLEDGOR EVEN IF AGENT, BY FORECLOSING ON THE REAL PROPERTY COLLATERAL, HAS DESTROYED ANY RIGHT PLEDGOR MAY HAVE TO COLLECT FROM BORROWER.  THIS IS AN UNCONDITIONAL AND IRREVOCABLE WAIVER OF ANY RIGHTS AND DEFENSES PLEDGOR MAY HAVE BECAUSE BORROWER’S DEBT IS OR MAY BECOME SECURED BY REAL PROPERTY.  THESE RIGHTS AND DEFENSES INCLUDE, BUT ARE NOT LIMITED TO, ANY RIGHTS OR DEFENSES BASED UPON SECTION 580a, 580b, 580d OR 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE (“CCP”).

(b)           IN ADDITION, PLEDGOR WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY AGENT, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR A SECURED OBLIGATION, MAY HAVE DESTROYED PLEDGOR’S RIGHTS OF SUBROGATION BY THE OPERATION OF SECTION 580d OF THE CCP OR OTHERWISE.

34.           Additional Waivers.

(a)           Pledgor waives any and all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to it by reason of California Civil Code Sections 2787 to 2855, inclusive, Sections 2899 and 3433, or other statutory or decisional law.  This means, among other things, that:

(i)           Pledgor waives and will be unable to raise any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;

(ii)          Pledgor waives and will be unable to raise any defense based upon any statute or rule of law that provides that a creditor may be required to pursue the principal obligor or the security for the principal obligation before seeking enforcement against a surety or security pledged by the surety;

(iii)         Pledgor waives and will be unable to raise any defense based upon any statute or rule of law that provides that a surety’s obligations may be limited or exonerated by reason of the creditor’s alteration of the principal obligation or of another surety, or by reason of the impairment or suspension of the creditor’s rights or remedies against the principal, another surety, or any security given for the principal obligation or given for other sureties;

(iv)         Pledgor waives and will be unable to claim any right to participate in, or the benefit of, any security given for the principal obligation now or hereafter held by Agent; and

(v)          Pledgor waives and will be unable to claim any right of subrogation and any right to enforce any remedy that Agent may have against Borrower.

(b)           Pledgor waives any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Borrower, or any principal of Borrower, or any legal disability or defect in the formation of Borrower.

(c)           Pledgor waives any defense based upon the application by Borrower of the proceeds of any Loan for purposes other than the purposes represented by Borrower to Agent or intended or understood by Agent or Pledgor.

(d)           Pledgor waives the benefit of any statute of limitations affecting the liability of Pledgor hereunder or the enforcement hereof, and Pledgor further agrees that any act or event that tolls any statute of limitations applicable to the Obligations of Borrower shall similarly operate to toll the statute of limitations applicable to Pledgor’s liability hereunder.

35.           Miscellaneous.

(a)           Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

(b)           Borrower shall promptly reimburse Agent for actual out-of-pocket expenses, including reasonable counsel fees, incurred by Agent in connection with the administration and enforcement of this Agreement.

(c)           Neither Agent, nor any of its representative officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed as of the date first written above.

“Agent”

GENERAL ELECTRIC CAPITAL CORPORATION By: /s/ Wafa Shalabi Name: Wafa Shalabi Title: Duly Authorized Signatory

[Signature page to Pledge Agreement]

“Pledgor”

LANDEC CORPORATION By: /s/ Gregory S. Skinner Name: Gregory S. Skinner Title: Chief Financial Officer

[Signature page to Pledge Agreement]

ACKNOWLEDGMENT OF BORROWER

Apio, Inc. (“Borrower”) hereby acknowledges receipt of a copy of the Pledge Agreement dated as of April 23, 2012, to which this Acknowledgement is attached and expressly consents to its terms, including, without limitation, the provisions of Sections 9(d) and 36(b) thereof which impose certain payment obligations on Borrower.

[remainder of page intentionally left blank

[Signature Page to Acknowledgment of Borrower to Pledge Agreement]

IN WITNESS WHEREOF, the Borrower has caused this Acknowledgement to Pledge Agreement to be duly executed as of the date first written above.

“Borrower”
APIO, INC. By: /s/ Gregory S. Skinner Name: Gregory S. Skinner Title: Vice President

[Signature Page to Acknowledgment of Borrower to Pledge Agreement]

SCHEDULE I
PLEDGED SHARES

Pledged Entity	Class of Stock	Holder of Stock	Stock Certificates Number(s)	Numbers of Shares	Percentage of Outstanding Shares
Apio, Inc.	Common	Landec Corporation	CS-27	100	100%

[Signature Page to Acknowledgment of Borrower to Pledge Agreement]

SCHEDULE II

PLEDGE AMENDMENT

This Pledge Amendment, dated as of ________________, ___ is delivered pursuant to Section 7(d) of the Pledge Agreement referred to below.  All defined terms herein shall have the meanings assigned thereto or incorporated by reference in the Pledge Agreement.  The undersigned hereby certifies that the representations and warranties in Section 6 of the Pledge Agreement are and continue to be true and correct, both as to the shares and other items pledged prior to this Pledge Amendment and as to the shares and other items pledged pursuant to and delivered to Agent concurrently with the undersigned Pledgor’s delivery of this Pledge Amendment.  The undersigned further agrees that this Pledge Amendment may be attached to that certain Pledge Agreement dated as of April 23, 2012 (the “Pledge Agreement”), by and among Pledgor and General Electric Capital Corporation, as Agent, and that the Pledged Stock listed in this Pledge Amendment shall be and become a part of the Pledged Collateral referred to in the Pledge Agreement and shall secure all Secured Obligations referred to in the Pledge Agreement.

“Pledgor” By: __________________________ Name: _____________________ Title: _____________________

Name and Address of Pledgor	Pledged Entity	Class of Stock	Certificate Number(s)	Number of Shares
Landec Corporation	Apio, Inc.

[Signature Page to Acknowledgment of Borrower to Pledge Agreement]

SCHEDULE III

PLEDGOR

Name	Jurisdiction of Organization	Organizational I.D.
Landec Corporation	Delaware	4356515

[Signature Page to Acknowledgment of Borrower to Pledge Agreement]